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                                                                EXHIBIT 10.36(a)



                              EMPLOYMENT AGREEMENT


     AGREEMENT dated as of December 21, 1995 made and entered into by and between Schlotzsky's, Inc., a Texas corporation (the "Company") and John C. Wooley ("Wooley") to be effective as of the closing of the Company's initial public offering.

     The Board of Directors of the Company has determined that it is in the best interest of the Company to set forth the terms of employment of Wooley as President of the Company and Wooley has agreed to such terms. The Company and Wooley wish to promote their mutual best interest by setting forth the terms and conditions in writing.

     NOW, THEREFORE, in consideration of the covenants and agreements set forth in this Agreement, the parties agree as follows:

     1. Employment. The Company employs Wooley and Wooley agrees to the terms and conditions set forth in this Agreement. Wooley agrees to serve as President of the Company to be responsible for general management of the affairs of the Company, reporting directly to the Board of Directors, and to devote good faith efforts on behalf of the Company.

     2. Term of Employment. Wooley's employment with the Company shall continue for two years after the closing of the Company's initial public offering, provided that such term shall be extended to three years if he remains liable on over $250,000 of guarantees in favor of the Company (exclusive of any guarantee directly related to the flagship store location) at the end of the first year, and provided further that such term shall be extended to four years if he remains liable on over $100,000 of guarantees in favor of the Company (exclusive of any guarantee directly related to the flagship store location) at the end of the second year, unless earlier terminated by Wooley or the Company in accordance herewith.

     3. Base Salary, Bonus and Other Compensation. The Company shall pay to Wooley an annual base salary of $120,000 for the balance of 1995, $130,000 during 1996, $140,000 during 1997, and for each year thereafter an amount equal to the aggregate of the previous year's salary plus the greater of (i) 5% thereof, or (ii) the percentage increase in consumer prices for the previous year, as measured by the Consumer Price Index ("CPI") or if the CPI is no longer calculated, an index acceptable to Wooley and the Company, multiplied by such salary. Wooley's salary shall be payable on the same schedule that salary is paid to other employees. Wooley shall be entitled to such bonuses and other compensation as the Board of Directors shall approve.

     4. Benefits. Wooley shall receive, in addition to the base salary and the bonuses set forth in Section 3 hereof, such other benefits as are provided by the Company to its executive officers, such as, group life, medical and disability insurance. In addition, Wooley shall be entitled to receive stock options to acquire 46,875 shares of Common Stock of the Company at an exercise price of $12.80 per share, such shares to vest in the manner determined by the

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Compensation Committee.  The Company agrees to purchase for cash at face value the loan receivable in the face amount of $110,000 from a limited partner in Bee Cave/Westbank Ltd. within a reasonable period of time following the closing of the Company's initial public offering. The Company shall, within a reasonable period of time following the closing of the Company's initial public offering, restructure the notes payable from WTM Development, Inc. to provide for quarterly payments of interest only at an annual rate of 8% per annum, and an extended maturity of five years from such closing. In addition, the Company will commit to make additional advances of up to $35,000 to WTM Development, Inc., such amount to be added to the principal of the restructured notes.

     5.  Wooley Covenants.

     (a) Confidential Information. Wooley acknowledges that the information, observations and data obtained by him while employed by the Company (including those obtained by him while employed at the Company prior to the date of this Agreement) concerning the business or affairs of the Company ("Confidential Information") are the property of the Company. Therefore, Wooley agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Wooley's acts or omissions to act. Wooley shall deliver to the Company at the termination of employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Confidential Information or the business of the Company which he may then possess or have under his control.

     (b) Inventions and Patents.

         (i) Wooley agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Wooley while employed by the Company ("Work Product") belong to the Company. Wooley will promptly disclose such Work Product to the President and perform all actions reasonably requested by the President to establish and confirm such ownership.

         (ii) Wooley is hereby advised that Section 5(b)(i) of this Agreement regarding the Company's ownership of intellectual property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on Wooley's own time, unless (i) the invention relates to the business of the Company or to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Wooley of the Company.



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     (c) Non-Compete, Non-Solicitation.

         (i) Wooley acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company he has become familiar, with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Wooley agrees that, during employment and for eighteen months thereafter, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or any foreign country where the Company is authorized to do business. For purposes of this Agreement, a business shall be deemed competitive if it is a restaurant, sandwich shop or food service operation offering principal menu entrees or items which are the same or confusingly similar to those than offered at any Schlotzsky's restaurant or outlet worldwide. Nothing herein shall prohibit Wooley from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Wooley has no active participation in the business of such corporation.

         (ii) During employment, Wooley shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during employment or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to ceases doing business with the Company or in any what interfere with the relationship between any such customer, supplier, licensee or business relation and the Company.

     (d) Full-Time. Wooley agrees to devote his best efforts to the business and affairs of the Company. Wooley shall seek written consent from the Compensation Committee of the Board of Directors of the Company to provide service to a third party for compensation. Consent to such activities may be withheld in the sole judgment of the Compensation Committee. Consents granted may be referenced in an addendum to this Agreement.

     (e) Enforcement.  If, at the time of enforcement of paragraphs 5 (a), (b),
(c) or (d) of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Wooley's services are unique and because Wooley has access to Confidential Information and Work Product, the parties hereto agree that money damages would be inadequate remedy for any breach of this Agreement.
Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance or injunction or other relief in order to enforce, or prevent any violations of, the provisions hereof.

     6. Termination. (a) The Company may terminate the employment of Wooley for cause or without cause. For purposes of this Agreement "for cause" means termination by the


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Company of the employment of Wooley upon any of the following grounds and no others: (i) any act of dishonesty on the part of Wooley resulting or intended to result directly or indirectly in personal gain or benefit at the expense of the Company; and (ii) fraud, misappropriation, embezzlement or willful and material damage of or to property of the Company.

     (b) Upon termination of Wooley's employment for any reason, he shall be entitled to receive the base salary and any bonuses earned through the date of termination. In addition, the Company shall use good faith efforts to remove Wooley from all guaranties in favor of the Company as soon as practicable.

     (c) Upon termination of Wooley's employment without cause, he shall be entitled to receive the base salary and any bonuses earned through the date of termination, plus the base salary through the end of the term then in effect. Wooley may elect to treat a substantial reduction in responsibilities and duties as termination without cause. In the event of any dispute between the Company and Wooley concerning the status of a reduction in responsibilities and duties as "substantial," the dispute shall be submitted to an independent third party arbitrator acceptable to the Company and Wooley for a determination which shall be binding on both parties.

     7. Disability or Death. (a) If as a result of illness, injury or other disability, Wooley is unable to perform his duties hereunder on a substantially full time basis for any period of twelve months or more, the Company may at its option terminate Wooley's employment hereunder and shall pay to Wooley the base salary and any bonuses through the date of termination, plus the base salary through the end of the term then in effect.

     (b) If Wooley shall die during the term of his employment by the Company, the Company shall pay to Wooley's estate the base salary and any bonuses through the date of his death, plus the base salary through the end of the term then in effect.

     8. Miscellaneous. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and, to their respective successors and assigns. This Agreement shall be construed under and enforced in accordance with the laws of the State of Texas, and shall be performable in Travis County, Texas.




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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                     COMPANY:

                                     SCHLOTZSKY'S, INC.


                                     By:
                                        -------------------------------
                                     Its:
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                                     WOOLEY:



                                     ----------------------------------
                                     John C. Wooley